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                                                                    EXHIBIT 10.1

                                    AGREEMENT
                                       for
                   SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS

                  AS AMENDED AND RESTATED AS OF MARCH 26, 2001

This Agreement is made as of the twenty-sixth day of March 2001, between Wolverine Tube, Inc. (the "Company") and Dennis Horowitz (the "Executive").

                                    RECITALS

WHEREAS, Company desires to employ and retain the unique experience, ability, and services of Executive as Company's President and Chief Executive Officer; and

WHEREAS, Company and the Executive as of June 1, 1999, entered into an agreement (the "Agreement") to provide a nonqualified retirement benefit to supplement the retirement income benefit provided to Executive under the Wolverine Tube, Inc. Retirement Plan as Amended and Restated (the "Retirement Plan"), and the Wolverine Tube, Inc. Supplemental Benefit Restoration Plan (the "Supplemental Plan"); and

WHEREAS, the parties reserved the right to amend the Agreement in writing through action taken by the Board of Directors and the Executive; and

WHEREAS, the parties amended the Agreement on November 16, 1999 to make clarifying and corrective changes; and

WHEREAS, the Compensation Committee desires to amend the Agreement to revise the compensation multiplier in the benefit formula and the method for crediting service in the event of a Change of Control; and

WHEREAS, the terms and conditions of this Agreement as Amended and Restated as of March 26, 2001 have been duly approved and authorized by the Compensation Committee of the Company's Board of Directors;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and of other good and valuable consideration which Company and Executive have received and accept as sufficient, Company and Executive agree that the Agreement shall be amended and restated as follows:

1.       AGREEMENT TERM

         The term of this Agreement begins on June 1, 1999 and continues until all payments provided for hereunder have been made by the Company. No termination of this Agreement shall have the effect of reducing benefits accrued by Executive prior to the date of such termination.

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2.       DEFINITIONS:

         All capitalized terms in this Agreement shall have the meanings contained in the Retirement Plan, as it shall be amended from time to time, except that the following terms shall have the meanings indicated:

         2.1      ACTUARIAL EQUIVALENT

         "Actuarial Equivalent" means a benefit having the same value as the benefit which it replaces, computed on the bases of the corresponding actuarial equivalence assumptions in effect under the Retirement Plan.

         2.2      ADMINISTRATOR

         "Administrator" means the Retirement Committee under the Retirement Plan, and any successor to the Retirement Committee.

         2.3      AFFILIATE

         "Affiliate" means --

         (a) any corporation while it is a member of the same "controlled group" of any corporations (within the meaning of Code section 414(b)) as the Company;

         (b) any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code section 414(c)) with the Company;

         (c) any organization during any period in which it (along with the Company) is a member of an "affiliated service group" (within the meaning of Code section 414(m)); or

         (d) any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o)).

         2.4      AGREEMENT

         "Agreement" means this Agreement for Supplemental Executive Retirement Benefits, which is effective June 1, 1999.

         2.5      BENEFICIARY

         "Beneficiary" means the individual designated by the Executive to receive any death benefits payable on the Executive's behalf under the Retirement Plan.


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         2.6      BENEFIT COMMENCEMENT DATE

         "Benefit Commencement Date" means the date on which the Executive's benefits shall commence under Article IV. The Executive's Benefit Commencement Date shall be --

         (a) the first day of the month coincident with or next following the later of --

                  (1)      the Executive's Termination of Service; or

                  (2) the date on which the Executive attains his or her Earliest Retirement Age; or

                  (3) the date selected by the Administrator, in its sole and absolute discretion, for the commencement of benefit payments under the Supplemental Plan; provided, however, that this date shall not precede the Executive's Termination of Service.

         2.7      BOARD

         "Board" means the Company's Board of Directors.

         2.8      CODE

         "Code" means the Internal Revenue Code of 1986, as amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations and any other regulatory guidance under that Code section.

         2.9      COMPANY

         "Company" means Wolverine Tube, Inc. and any successor thereto that agrees to adopt and continue this Plan.

         2.10     CREDITED SERVICE

         "Credited Service" means Credited Service, as defined in the Retirement Plan, used to calculate the amount of the Executive's benefit under the Retirement Plan.

         2.11     DISABILITY

         "Disability" means any physical or mental infirmity, which would result in the Executive incurring a "disability" under the disability provisions contained in the Retirement Plan.


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         2.12     EARLIEST RETIREMENT AGE

         "Earliest Retirement Age" means the earliest date on which the Executive could incur a Termination of Service and elect to commence benefits immediately under the Retirement Plan.

         2.13     ERISA

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations and any other regulatory guidance under that section.

         2.14     FINAL AVERAGE COMPENSATION

         "Final Average Compensation" means Final Average Compensation, as defined in the Retirement Plan, used to calculate the amount of the Executive's benefit under the Retirement Plan.

         2.15     NORMAL RETIREMENT DATE

         "Normal Retirement Date" means the first day of the month coincident with or next following the Executive's sixty-fifth birthday.

         2.16     PLAN YEAR

         "Plan Year" means the calendar year.

         2.17     RETIREMENT PLAN

         "Retirement Plan" means the Wolverine Tube, Inc. Retirement Plan as Amended and Restated, effective as of January 1, 1989, and as amended from time to time.

         2.18     SUPPLEMENTAL PLAN

         "Supplemental Plan" means the Wolverine Tube, Inc. Supplemental Benefit Restoration Plan, as Amended and Restated, effective January 1, 1994, and as amended from time to time.

         2.19     TERMINATION OF SERVICE

         "Termination of Service" means the Executive's resignation, discharge, or retirement from the Company other than by death.


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3.       BENEFIT ELIGIBILITY

         Executive becomes entitled to benefits under this Agreement upon a termination from employment or death subject to the terms and conditions set forth herein.

4.       RETIREMENT BENEFITS

         4.1      NORMAL RETIREMENT BENEFITS

         (a) ELIGIBILITY. If the Executive, upon a Termination of Service, is entitled to a normal retirement benefit under the Retirement Plan, he shall be eligible for a normal retirement benefit under this Section 4.1. Except as otherwise provided in Section 7, this normal retirement benefit shall be calculated as a single life annuity corresponding to the standard form of benefit under the Retirement Plan.

         (b) AMOUNT. The Executive, if eligible for a normal retirement benefit under subsection (a) shall be entitled to a monthly benefit under this Agreement equal to the difference between paragraphs (1) and (2) where --

                  (1) is the monthly normal retirement benefit to which the Executive would have been entitled under the Retirement Plan as of his Normal Retirement Date if the Final Average Compensation multiplier under the Retirement Plan's benefit formula were 2.05% in lieu of the multiplier in effect under such plan (1.5% in 2001), calculated without regard to --

                           (A)      the compensation limit in effect under Code
                                    section 401(a)(17) and corollary provisions in the Retirement Plan; and

                           (B)      the limits on benefits in effect under Code
                                    section 415 and corollary provisions in the Retirement Plan;

                           and

                  (2) is the vested monthly normal retirement benefit payable to the Executive under the Supplemental Plan and the Retirement Plan as of his Normal Retirement Date.

                  For purposes of calculating (1) above, and notwithstanding anything else contained in the Retirement Plan, the monthly normal retirement benefit under the Retirement Plan shall be calculated by giving the Executive the following additional Credited Service:


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                  (A)      for the period beginning April 1, 1998 and ending on
                           March 31, 2003, five additional years of Credited Service if the Executive is still employed by the Company on March 31, 2003; plus

                  (B) for each year and month of Credited Service the Executive receives under the Retirement Plan after March 31, 2003, the Executive will actually receive two times the years and months of Credited Service received in accordance with the Retirement Plan.

(c) COMMENCEMENT. Payment of benefits under this Section 4.1 shall begin on the Executive's Normal Retirement Date. However, the Administrator, in its sole and absolute discretion, may direct that payments shall begin at a later date; in that event, the benefits under this section shall be adjusted to be the Actuarial Equivalent of the benefit otherwise commencing at the Executive's Normal Retirement Date.

         4.2      EARLY RETIREMENT BENEFIT

         (a) ELIGIBILITY. An Executive who incurs a Termination of Service and is entitled to an early retirement benefit under the Retirement Plan shall be eligible for an early retirement benefit under this Section 4.2. Except as otherwise provided in Section 7, this early retirement benefit shall be calculated as a single life annuity corresponding to the standard form of benefit under the Retirement Plan.

         (b) AMOUNT. The Executive, if eligible for an early retirement benefit under subsection (a) shall be entitled to a monthly benefit under this Agreement equal to the difference between paragraphs (1) and (2) where --

                  (1) is the monthly early retirement benefit to which the Executive would have been entitled under the Retirement Plan as of his Benefit Commencement Date if the Final Average Compensation multiplier under the Retirement Plan's benefit formula were 2.05% in lieu of the multiplier in effect under such plan (1.5% in 2001), calculated without regard to the limits described in Section 4.1(b)(1)(A) and (B) hereof, and

                  (2) is the vested monthly early retirement benefit payable to the Executive under the Supplemental Plan and the Retirement Plan if benefits were to commence as of the Executive's Benefit Commencement Date.

                  For purposes of calculating (1) above, and notwithstanding anything else contained in the Retirement Plan, the monthly retirement benefit under the Retirement Plan shall be calculated by giving the Executive the following additional Credited Service:


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                  (A)      for the period beginning April 1, 1998 and ending on
                           March 31, 2003, five additional years of Credited Service if the Executive is still employed by the Company on March 31, 2003; plus

                  (B) for each year and month of Credited Service the Executive receives under the Retirement Plan after March 31, 2003, the Executive will actually receive two times the years and months of Credited Service received in accordance with the Retirement Plan.

         (c) COMMENCEMENT. Payment of benefits under this Section 4.2 shall begin on the Executive's Benefit Commencement Date.

                  If the Executive's Benefit Commencement Date is delayed by the Administrator beyond the Executive's Normal Retirement Date, the benefits under this section shall be adjusted to be the Actuarial Equivalent of the benefit that would be payable hereunder if such benefit commenced at the Executive's Normal Retirement Date.

         4.3      LATE RETIREMENT BENEFIT

         (a) ELIGIBILITY. If the Executive, upon a Termination of Service, is entitled to a late retirement benefit under the Retirement Plan, he shall be eligible for a late retirement benefit under this Section 4.3. Except as otherwise provided in Section 7, this late retirement benefit shall be calculated as a single life annuity corresponding to the standard form of benefit under the Retirement Plan.

         (b) AMOUNT. The Executive, if eligible for a late retirement benefit under subsection (a) shall be entitled to a monthly benefit under this Agreement equal to the difference between paragraphs (1) and (2) where --

                  (1) is the monthly late retirement benefit to which the Executive would have been entitled under the Retirement Plan as of his Benefit Commencement Date if the Final Average Compensation multiplier under the Retirement Plan's benefit formula were 2.05% in lieu of the multiplier in effect under such plan (1.5% in 2001), calculated without regard to the limits described in Section 4.1(b)(1)(A) and (B) hereof, and

                  (2) is the vested monthly-deferred retirement benefit payable to the Executive under the Supplemental Plan and the late retirement benefit payable to the Executive under the Retirement Plan if benefits were to commence as of the Executive's Benefit Commencement Date.

                  For purposes of calculating (1) above, and notwithstanding anything else contained in the Retirement Plan, the monthly retirement benefit under the Retirement Plan


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                  shall be calculated by giving the Executive the following
                  additional Credited Service:

                  (A) for the period beginning April 1, 1998 and ending on March 31, 2003, five additional years of Credited Service if the Executive is still employed by the Company on March 31, 2003; plus

                  (B) for each year and month of Credited Service the Executive receives under the Retirement Plan after March 31, 2003, the Executive will actually receive two times the years and months of Credited Service received in accordance with the Retirement Plan.

         (c) COMMENCEMENT. Payment of benefits under this Section 4.3 shall begin on the Executive's Benefit Commencement Date.

         4.4      DISABILITY RETIREMENT BENEFIT

         (a) ELIGIBILITY. If the Executive, upon a Termination of Service, is entitled to a disability retirement benefit under the Retirement Plan, he shall be eligible for a disability retirement benefit under this Section 4.4. Except as otherwise provided in Section 7, this disability retirement benefit shall be calculated as a single life annuity corresponding to the standard form of benefit under the Retirement Plan.

         (b) AMOUNT. The Executive, if eligible for a disability retirement benefit under subsection (a) shall be entitled to a monthly benefit under this Agreement equal to the difference between paragraphs (1) and (2) where --

                  (1) is the monthly disability retirement benefit to which the Executive would have been entitled under the Retirement Plan as of his Benefit Commencement Date if the Final Average Compensation multiplier under the Retirement Plan's benefit formula were 2.05% in lieu of the multiplier in effect under such plan (1.5% in 2001), calculated without regard to the limits described in Section 4.1(b)(1)(A) and (B) hereof, and

                  (2) is the vested monthly disability retirement benefit payable to the Executive under the Supplemental Plan and the Retirement Plan if benefits were to commence as of the Executive's Benefit Commencement Date.

                  For purposes of calculating (1) above, and notwithstanding anything else contained in the Retirement Plan, the monthly retirement benefit under the Retirement Plan shall be calculated by giving the Executive the following additional Credited Service:


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                  (A)      for the period beginning April 1, 1998 and ending on
                           March 31, 2003, five additional years of Credited Service if the Executive is still employed by the Company on March 31, 2003; plus

                  (B) for each year and month of Credited Service the Executive receives under the Retirement Plan after March 31, 2003, the Executive will actually receive two times the years and months of Credited Service received in accordance with the Retirement Plan.

         (c)      COMMENCEMENT AND DURATION. Payment of benefits under this
                  Section 4.4 shall begin on the Executive's Benefit Commencement Date.

                  The Executive who is receiving a benefit under this section shall not be entitled to any other benefit under this Article or Article 5. Benefits under this section shall be subject to rules comparable to the disability retirement benefit rules in the Retirement Plan concerning duration, entitlement to and amounts of other retirement benefits, medical examinations, and other restrictions.

         4.5      VESTED BENEFITS ON OTHER TERMINATIONS OF EMPLOYMENT

         (a) ELIGIBILITY. If the Executive, upon a Termination of Service (other than normal, early, late, or disability retirement described in Sections 4.1 through 4.4), is entitled to a vested benefit under the Retirement Plan, he shall be eligible for a benefit under this Section 4.5. Except as otherwise provided in Section 7, this benefit shall be calculated as a single life annuity corresponding to the standard form of benefit under the Retirement Plan.

         (b) AMOUNT. The Executive, if eligible for a benefit under subsection (a) shall be entitled to a monthly benefit under this Agreement equal to the difference between paragraphs (1) and (2) where --

                  (1) is the monthly benefit to which the Executive would have been entitled under the Retirement Plan as of his Benefit Commencement Date if the Final Average Compensation multiplier under the Retirement Plan's benefit formula were 2.05% in lieu of the multiplier in effect under such plan (1.5% in 2001), calculated without regard to the limits described in Section 4.1(b)(1)(A) and (B) hereof, and

                  (2) is the vested monthly benefit payable to the Executive under the Supplemental Plan and the Retirement Plan if benefits were to commence as of the Executive's Benefit Commencement Date.

                  For purposes of calculating (1) above, and notwithstanding anything else contained in the Retirement Plan, the monthly retirement benefit under the Retirement Plan


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                  shall be calculated by giving the Executive the following
                  additional Credited Service:

                  (A) for the period beginning April 1, 1998 and ending on March 31, 2003, five additional years of Credited Service if the Executive is still employed by the Company on March 31, 2003; plus

                  (B) for each year and month of Credited Service the Executive receives under the Retirement Plan after March 31, 2003, the Executive will actually receive two times the years and months of Credited Service received in accordance with the Retirement Plan.

         (c) COMMENCEMENT. Payment of benefits under this Section 4.5 shall begin on this Executive's Benefit Commencement Date. If the Executive's Benefit Commencement Date is accelerated by the Administrator before the Retirement Plan's "Early Retirement Date," the benefits under this section shall be adjusted to be the Actuarial Equivalent of the benefits that would be payable hereunder if such benefit commenced at the Executive's Early Retirement Date. If the Executive's Benefit Commencement Date is delayed by the Administrator beyond the Executive's Normal Retirement Date, the benefits under this section shall be adjusted to be the Actuarial Equivalent of the benefits that would be payable hereunder if such benefits commenced at the Executive's Normal Retirement Date.

         4.6      REEMPLOYMENT

         If the Executive, after Termination of Service, is subsequently reemployed by the Company, the Executive and his benefits hereunder shall become subject to rules comparable to the rules in the Retirement Plan regarding suspension of benefits, recalculation of benefits, and similar items.

5.       CHANGE IN CONTROL AND TERMINATION WITHOUT CAUSE BENEFITS

         For purposes of this Agreement, a "Change in Control" shall have the meaning contained in Section 1(b)(v) of that certain Amended and Restated Change in Control, Severance and Non-Competition Agreement entered into by the Company and Executive and dated as of April 20, 1999, a copy of which definition is attached hereto as Exhibit A. For purposes of this Agreement, "Termination Without Cause" shall mean any instance not covered under the definition of "Termination for Cause" as contained in Section 1(a)(ii) of that certain Amended and Restated Change in Control, Severance and Non-Competition Agreement entered into by the Company and Executive and dated as of April 20, 1999, a copy of which definition is attached hereto as Exhibit B.


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         In the event that the Company experiences a Change in Control or should the Executive be Terminated Without Cause, all benefits calculated pursuant to Sections 4.1 through 4.5 above shall be calculated as if:

         (1) the Executive were still employed on the later of August 15, 2004 (which is the date on which Executive attains the age of fifty-eight (58) years) and three years from the applicable event, and the Executive continued to receive Credited Service through the later of August 15, 2004 and three years from the applicable event under the terms of this Plan;

         (2) the Executive attained the later of age fifty-eight (58) and the age he will be three years from the applicable event;

         (3) the Executive met the eligibility requirements for early retirement under the Retirement Plan on said date; and

         (4) the Executive was fully vested in the benefits payable under this Plan (whether or not he is then vested under the Retirement Plan or the Supplemental Plan) on said date.

         Additionally, such benefits shall be based on Covered Compensation (as defined in the Retirement Plan) as of his Termination of Service. For purposes of determining Final Average Compensation as of the later of August 15, 2004 and three years from the applicable event, the calculation will also assume that the Executive continues to receive Compensation (as defined in the Retirement Plan) from the date of his Termination of Service through the later of August 15, 2004 and three years from the applicable event equal to the yearly amount payable to him pursuant to paragraphs 1(b)(i)(A) and (C) of that certain Amended and Restated Change in Control, Severance and Non-Competition Agreement entered into by Executive and Company and dated as of April 20, 1999, as the same may be amended from time to time.

         Finally, the Executive shall be entitled to make any benefit commencement elections pursuant to this Agreement on said date as if he attained the later of age fifty-eight (58) and the age he will be three years from the applicable event provided, however, such assumed age shall not be applicable for determining the Actuarial Equivalent of benefits under Section 7.

6.       DEATH BENEFIT

         6.1      ELIGIBILITY

         If the Executive has accrued vested rights under the Retirement Plan and dies before the date on which his benefits under Section 4 hereof are to commence, and his spouse or children under the age of 21 are entitled to death benefits under the Retirement Plan, such spouse or children shall become eligible for death benefits under this section.


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         6.2      AMOUNT

         A spouse or child of the Executive who is eligible for a death benefit under Section 6.1 shall be entitled to a benefit under this Agreement equal to the difference between subsections (1) and (2) where--

         (1) is the vested death benefit to which the spouse or child would have been entitled under the Retirement Plan if the Final Average Compensation multiplier under the Retirement Plan's benefit formula were 2.05% in lieu of the multiplier in effect under such plan (1.5% in 2001) as of the earliest date on which such benefit would be payable, calculated without regard to the limits described in Section 4.1(b)(1)(A) and (B) hereof, and

         (2) is the death benefit payable to the spouse or child under the Supplemental Plan and the Retirement Plan if such benefits were to commence as of such earliest date of payment.

                  For purposes of calculating (1) above, and notwithstanding anything else contained in the Retirement Plan, the monthly retirement benefit under the Retirement Plan shall be calculated by giving the Executive the following additional Credited Service:

                  (A) for the period beginning April 1, 1998 and ending on March 31, 2003, five additional years of Credited Service if the Executive is still employed by the Company on March 31, 2003; plus

                  (B) for each year and month of Credited Service the Executive receives under the Retirement Plan after March 31, 2003, the Executive will actually receive two times the years and months of Credited Service received in accordance with the Retirement Plan.

         6.3      FORM, TIMING, AND DURATION

         Payment of benefits under this section shall begin at the earliest possible date such benefits would be payable to the spouse or child, as applicable, under the Retirement Plan. Payments shall continue for the duration described in the Retirement Plan. Payment shall be in the standard form for such benefits described in the Retirement Plan.

         Notwithstanding the foregoing, the Administrator may, in its sole and absolute discretion, direct that payment be made in a form or at a time other than that described above. In that event, the benefits payable shall be the Actuarial Equivalent of the benefits described in the first paragraph of this section.


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7.       FORM OF PAYMENT

         7.1      UNMARRIED PARTICIPANT.

         The form of payment for the Executive if he is not married on his Benefit Commencement Date shall be a single life annuity.

         7.2      MARRIED PARTICIPANT.

         The form of payment for the Executive if he is married on his Benefit Commencement Date shall be a statutory joint and survivor spouse annuity. A statutory joint and survivor spouse annuity provides--

         (a)      a monthly benefit to the Executive for life; and

         (b) upon the Executive's death, a monthly benefit to the Executive's surviving spouse for life equal to 50 percent of the monthly amount payable during the Executive's lifetime.

         This statutory joint and survivor annuity shall be the Actuarial Equivalent of the single life annuity in Section 7.1.

         7.3      OPTIONAL PAYMENT FORMS

         The Administrator may, in its sole and absolute discretion, direct that payment be made in a form other than that described in Section 7.1 or 7.2. In that event, the benefit payable under the optional payment form shall be the Actuarial Equivalent of the single life annuity described in Section 7.1.

8.       RETIREMENT BENEFIT ENHANCEMENT

         In the event that the benefit multiplier applicable to other senior executives under the Supplemental Plan is increased in the future, then benefits payable to the Executive under Article IV, V or VI hereof shall be increased by $6,000 for each year of Credited Service (without applying the special adjustment for determining Credited Service in Section 4.1(b), 4.2(b), 4.3(b), 4.4(b), 4.5(b) and 6.2).

9.       FUNDING

         9.1      STATUS AS UNFUNDED PLAN

         The Agreement is intended to constitute an unfunded plan maintained for a "select group of management or highly compensated employees" within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974. The benefits under this Agreement shall be


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paid from the general assets of the Company, or from a trust fund the assets of which remain available to the general creditors of the Company in the event of its insolvency. The benefits shall not be funded in advance in any way except, in the Company's discretion, through such a trust.

         9.2      EVENT UPON WHICH TRUST WILL BE FUNDED

         Nothing contained in this Agreement, and no action taken pursuant to the provisions of this Agreement, shall create a trust or fiduciary relationship between the Company and the Executive, Executive's spouse, or Beneficiary. Notwithstanding the foregoing, the Company may establish and fund a trust for said purpose, in which event the assets of the trust shall nonetheless be available to the general creditors of the Company in the event of its insolvency. In the event that the Company experiences a Change in Control, as described in Section 5 above, it will immediately deposit into such a trust an amount of money, calculated by actuaries acceptable to the Executive, which will be sufficient with any other assets then held in said trust for said purpose to fund the obligation of the company under this Agreement. Any such trust will be designed to avoid creating a funded promise hereunder for purposes of applicable Internal Revenue Service and Department of Labor regulations relating to constructive receipt of income and applicability of funding requirements of ERISA.

         9.3      UNSECURED INTEREST

         Neither the Executive nor any Beneficiary shall have any interest whatsoever in any specific asset of the Company or an Affiliate. To the extent that any person acquires a right to receive payments under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.      MISCELLANEOUS PROVISIONS

         10.1     ADMINISTRATION

         The Agreement shall be administered by the Administrator.

         The Administrator shall have all powers necessary or appropriate to carry out the provisions of the Agreement. It may, from time to time, establish rules for the administration of the Agreement and the transaction of the Agreement's business.

         The Administrator shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Agreement including, but not limited to, the determination of eligibility for and amount of any benefit.

         The Administrator shall have the exclusive right to interpret the terms and provisions of the Agreement and to determine any and all questions arising under the Agreement or in connection with its administration, including, without limitation, the right to remedy or resolve


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possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

         All findings of fact, determinations, interpretations, and decisions of the Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Agreement and shall be given the maximum deference allowed by law.

         10.2     APPEALS FROM DENIAL OF CLAIMS

         If any claim for benefits under the Agreement is wholly or partially denied, the claimant shall be given notice of the denial. This notice shall be in writing, within a reasonable period of time after receipt of the claim by the Administrator. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant, and an additional 90 days will be considered reasonable.

         This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

         (a)      the specific reasons for the denial;

         (b) specific reference to the Agreement provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

         (d) an explanation that a full and fair review by the Administrator of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Administrator, within 60 days after the notice has been received, a written request for the review; and

         (e) if this request is so filed, an explanation that the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d).

         The decision of the Administrator upon review shall be made promptly, and not later than 60 days after the Administrator's receipt of the request for review, unless special circumstances require an extension of time for processing. In this case the claimant shall be so notified, and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing, shall include specific reasons for the denial, shall include specific references to the pertinent Agreement provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.


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

         10.3     EXPENSES

         All expenses incurred in the administration of the Agreement shall be paid by the Company.

         10.4     AMENDMENT AND TERMINATION

         The Company and the Executive hereby reserve the right to amend, modify, or terminate the Agreement at any time, and for any reason, by action of the Board of Directors of the Company and by the Executive, in writing. However, no amendment or termination shall have the effect of reducing the benefits accrued by the Executive prior to the date of the amendment or termination.

         10.5     NO CONTRACT OF EMPLOYMENT

         Nothing contained in this Agreement shall be construed to give the Executive the right to be retained in the service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discharge the Executive at any time.

         10.6     WAIVER

         The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant, or conditions. The obligations of both Company and Executive shall continue in full force and effect.

         10.7     SEVERABILITY

         If any provision of this Agreement shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Agreement shall be construed and enforced as if it did not contain the illegal or invalid provision.

         10.8     ASSIGNMENT

         Executive may not assign or otherwise alienate the benefits payable under this Agreement.

         10.9     TAX WITHHOLDING

         Company may withhold from any payment under this Agreement any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum Company may reasonably estimate as necessary to cover any taxes for which it may be liable and that may be assessed with regard to the payment.


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

         10.10    GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

         10.11    ENTIRE AGREEMENT

         This Agreement supersedes all previous agreements between Executive and Company, and contains the entire understanding and agreement between the parties, with respect to the subject matter hereof, and supplements the Retirement Plan and Supplemental Plan. This Agreement may not be amended, modified, supplemented, or terminated except by a subsequent written instrument signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this instrument, effective as of March 26, 2001.

                   WOLVERINE TUBE, INC.


                                                By: /s/  Jack L. Duncan
                                                    ----------------------------
                                                Jack L. Duncan, Chairman of the
                                                Compensation Committee


                   EXECUTIVE


                                                By: /s/  Dennis Horowitz
                                                    ----------------------------
                                                Dennis Horowitz


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

                                    EXHIBIT A

                  (v) For purposes of this Agreement, "Change in Control" shall mean:

                           (A)      The Company is merged, consolidated or
reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

                           (B)      The Company sells or otherwise transfers all
or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                           (C)      There is a report filed on Schedule 13D or
Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that (x) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"), or (y) any person has, during any period, increased the number of shares of Voting Stock beneficially owned by such person by an amount equal to or greater than 15% of the outstanding shares of Voting Stock; provided, however, that transfers of shares of Voting Stock between a person and the affiliates or associates (as such terms are defined under Rule 12b-2 or any successor rule or regulation promulgated under the Exchange Act) of such person shall not be considered in determining any increase in the number of shares of Voting Stock beneficially owned by such person;

                           (D)      The Company files a report or proxy
statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                           (E)      If, during any period of two consecutive
years, individuals who at the beginning of any such period constitute the Directors of the company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.

         Notwithstanding the foregoing provisions of Sections (C) or (D) unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred by purposes of Sections (C) or
(D) solely because (1) the Company, (2) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

                                    EXHIBIT B

         (ii) For purposes of this Agreement, termination for "Cause" shall mean termination of the Executive's employment by the Company because of (A) the Executive's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, (B) the Executive's commission of an act of personal dishonesty in connection with his employment by the Company, (C) a breach of fiduciary duty in connection with his employment with the Company which shall include, but not be limited to, (1) investment in any person or organization with the knowledge that such person or organization has or proposes to have dealings with the Company, such person or organization competes with the Company, or the Company is considering an investment in such person or organization (the reference to "organization" excludes federal credit unions, publicly owned insurance companies and corporations the stock of which is listed on a national securities exchange or quoted on NASDAQ if the direct and beneficial stock ownership of the Executive, including members of his immediate family, is not more than one percent (1%) of the total outstanding stock of such corporation); (2) a loan (including a guaranty of a loan) from or to any person or organization having or proposing any dealings with the Company or in competition with the Company; (3) participation directly or indirectly in any transaction involving the Company other than as a director or as an officer or employee of the Company; (4) acceptance from any person or organization having or proposing any dealings with the Company or in competition with the Company of any gratuity, gift, entertainment or favor which exceeds either nominal value or common courtesies which are generally accepted business practice; or (5) service as an officer, director, partner or employee of, or consultant to, any person or organization having or proposing dealings with the Company or in competition with the Company; (D) the Executive's failure to execute or follow the written policies of the Company, including, but not limited to, the Company's policy against discrimination or harassment, or (E) the Executive's refusal to perform the essential functions of the job, following written notice thereof. Termination of the Executive's employment as a result of his death or disability (if such Executive is eligible for benefits under the Company's long-term disability plan or would be eligible for such benefits were the Executive a participant in said plan) shall constitute a termination by the Company with Cause for purposes of this Agreement.


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